Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 20, 2018
FOR IMMEDIATE RELEASE

Washington Trust Reports Record First Quarter 2018 Earnings
WESTERLY, R.I., April 20, 2018 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced first quarter 2018 net income of $16.2 million, or $0.93 per diluted share, compared to net income of $8.0 million, or $0.46 per diluted share, reported for the fourth quarter of 2017.

The Tax Cuts and Jobs Act ("the Tax Act") was enacted in December 2017 and permanently lowered the corporate tax rate from 35% to 21% effective January 1, 2018. As previously reported, the enactment of the Tax Act in 2017 required companies to revalue and reassess deferred tax assets and liabilities reflecting the new federal income tax rate. As a result, in December 2017, Washington Trust's net deferred tax assets were written down by a non-cash charge of $6.2 million, with a corresponding increase to income tax expense. This write-down adjustment reduced fourth quarter 2017 earnings per diluted share by $0.36. Net income for the first quarter of 2018 benefited from the lower corporate tax rate.

“Washington Trust started the year on a positive note, reporting record quarterly earnings and earnings per share, for the first quarter of 2018,” stated Edward O. Handy, III, Chairman and Chief Executive Officer. “Our continued profitability, very good asset quality, and strong capital position provide a solid foundation for future growth.”

Selected highlights for first quarter 2018 include:

•	Returns on average equity and average assets were 15.96% and 1.45%, respectively.

•	Net interest income amounted to an all-time quarterly high of $31.9 million.

•	Consistent with improvement in asset quality metrics and changes in the loan portfolio and loss exposure, no loan loss provision was necessary in the quarter.

•	In March, Washington Trust declared a quarterly dividend of 43 cents per share, representing a 4 cent per share, or 10%, increase over the preceding quarter.
Net Interest Income
Net interest income was $31.9 million for the first quarter of 2018, up by $963 thousand, or 3%, from the fourth quarter of 2017. Included in net interest income in the first quarter of 2018 was loan prepayment fee income of $46 thousand, compared to $174 thousand in the fourth quarter of 2017. The net interest margin was 3.03% for the first quarter, up by 8 basis points from the preceding quarter.

Washington Trust
Page 2, April 20, 2018

Significant linked quarter changes included:

•
Average interest-earning assets increased by $66 million, reflecting additions to the securities portfolio and loan growth. The yield on interest-earning assets for the first quarter was 3.84%, up by 14 basis points from the preceding quarter. The yield benefited from increased market rates of interest.

•
Average interest-bearing liabilities increased by $58 million, reflecting increases in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances). The cost of interest-bearing funds for the first quarter was 1.00%, up by 7 basis points from the preceding quarter, largely due to higher rates on wholesale funding liabilities.

Noninterest Income
Noninterest income totaled $15.7 million for the first quarter of 2018, down by $467 thousand, or 3%, from the fourth quarter of 2017. Significant linked quarter changes included:

•	Wealth management revenues were $10.3 million for the first quarter of 2018, up by $359 thousand, or 4% on a linked quarter basis, largely due to an increase in asset-based revenues.
Wealth management assets under administration were $6.3 billion at March 31, 2018, down by $371 million, or 6%, from the balance at December 31, 2017. The decline in wealth management assets primarily resulted from client outflows in the latter portion of the first quarter associated with the loss of certain client-facing personnel. We estimate that these outflows will reduce future quarterly wealth management revenues by $600 thousand to $700 thousand.

•
Mortgage banking revenues were $2.8 million for the first quarter of 2018, down by $259 thousand, or 8%, from the preceding quarter. These results reflect a decrease in the volume of loans sold, partially offset by a $565 thousand increase in fair value adjustments on mortgage loan commitments and loans held for sale, as well as a higher sales yield. The increase in fair value adjustments was associated with the commencement of a portfolio-based economic hedging program. Prior to January 2018, Washington Trust economically hedged mortgage loan commitments only on a loan by loan basis.

Residential mortgage loans sold to the secondary market were $97 million in the first quarter, down by 33% from the $145 million sold in the preceding quarter and down by 9% from the first quarter of 2017. A higher proportion of residential mortgage loans were originated for retention in portfolio in the first quarter of 2018 than in the fourth quarter of 2017. Both the volume of residential mortgage loans originated and sold has typically been lower in the the first quarter of the year.

•
Loan related derivative income was $141 thousand for the first quarter of 2018, down by $329 thousand from the preceding quarter, due to a lower volume of commercial borrower loan related derivative transactions.

Noninterest Expenses
Noninterest expenses totaled $27.1 million for the first quarter of 2018, up by $1.4 million, or 5%, from the fourth quarter. The linked quarter comparison of noninterest expenses was impacted by the following:

•
In the fourth quarter of 2017, a reduction to noninterest expenses of $333 thousand was recognized resulting from a nontaxable downward adjustment in the fair value of a contingent consideration liability that was initially recorded upon the completion of a 2015 acquisition.

Washington Trust
Page 3, April 20, 2018

•	In the fourth quarter of 2017, the receipt of a $325 thousand settlement of a claim against another bank related to a previously disclosed dispute was recognized as a reduction to other expenses.

•
In the first quarter of 2018, software system implementation expenses of $681 thousand were recognized, an increase of $435 thousand from the amount recognized in the preceding quarter. These were classified as other expenses and primarily relate to the conversion of our wealth management accounting system, which was completed in April 2018.

•
In the first quarter of 2018, as previously announced, one-time cash incentive bonuses of approximately $450 thousand were expensed and paid as part of Washington Trust's employee compensation enhancements that were made in response to the reduction in corporate taxes from the Tax Act.

Excluding the aforementioned items, noninterest expenses were down by $167 thousand, or 1%, on a linked quarter basis, as increases in salaries and employee benefits expense, legal, audit and professional fees and net occupancy costs were partially offset by declines in advertising and promotion expense and foreclosed property costs.

Effective January 1, 2018, we adopted Accounting Standards Update ("ASU") No. 2017-07, "Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost." As a result, we included the service cost component of net periodic benefit cost associated with our defined benefit pension plans in salaries and employee benefits expense and all other components of net periodic benefit cost in other expenses. Also, as required by this ASU, we restated the historical periods presented reclassifying all other components of net periodic benefit costs from salaries and employee benefits expense to other expenses, with no change to total noninterest expenses.

Income tax expense totaled $4.3 million for the first quarter of 2018, down by $8.9 million from the preceding quarter. The effective tax rate for the first quarter of 2018 was 20.8%, compared to 62.3% for the preceding quarter. The linked quarter reduction in income tax expense and in the effective tax rate was due to the enactment of the Tax Act as described above. Income tax expense was also net of excess tax benefits on the settlement of share-based awards of $207 thousand in the first quarter of 2018 and $94 thousand in the fourth quarter of 2017.

Investment Securities
The securities portfolio totaled $800 million at March 31, 2018, up by $6 million from the balance at December 31, 2017. During the quarter, debt securities totaling $42 million and with a weighted average yield of 3.03% were purchased. The purchases were partially offset by a decline in the fair value of available for sale securities, routine principal pay-downs on mortgage-backed securities and a call of a corporate bond. Investment securities represented 18% of total assets at March 31, 2018.

Loans
Total loans amounted to $3.4 billion at March 31, 2018, up by $13 million from the end of the fourth quarter. Total residential real estate loans increased by $23 million, or 2%, from the balance at December 31, 2017. Total commercial loans decreased by $2 million, with an increase of $7 million in the commercial real estate portfolio and a decline of $9 million in the commercial and industrial portfolio. Total consumer loans were down by $8 million, or 2%, from the end of the fourth quarter, concentrated in the home equity portfolio.

Washington Trust
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Deposits and Borrowings
Total deposits amounted to $3.3 billion at March 31, 2018, up by $14 million from the end of the preceding quarter. Included in total deposits were wholesale brokered time deposit balances of $405 million, which increased by $8 million from the balance at December 31, 2017. Excluding the wholesale brokered time deposits, our in-market deposits increased by $6 million from the end of the preceding quarter.

Federal Home Loan Bank advances amounted to $809 million at March 31, 2018, up by $17 million from the balance at December 31, 2017.

Asset Quality
Total nonaccrual loans amounted to $10.5 million, or 0.31% of total loans, at March 31, 2018, down from $15.2 million, or 0.45% of total loans, at December 31, 2017. Total past due loans amounted to $19.4 million, or 0.57% of total loans, at March 31, 2018, down from $20.1 million, or 0.59% of total loans, at December 31, 2017.

The balance and composition of nonaccrual loans and past due loans was impacted by the resolution of two commercial real estate loans in the first quarter of 2018. In March 2018, a commercial real estate loan with a carrying value of $3.1 million was transferred to other real estate owned as foreclosure actions were completed, and a second commercial real estate loan with a carrying value of $1.8 million was reclassified to loans held for sale as the loan was sold in early April at carrying value.

Based on management's assessment of asset quality metrics, modest loan growth and other favorable changes in loss exposure allocations, management concluded that no loan loss provision was necessary in the first quarter of 2018. A loan loss provision of $200 thousand was charged to earnings in the preceding quarter. Net charge-offs totaled $624 thousand in the first quarter of 2018, compared to $1.0 million in the preceding quarter. The charge-offs recognized in both the first quarter of 2018 and the fourth quarter of 2017 were largely attributable to the two commercial real estate relationships discussed above. The allowance for loan losses amounted to $25.9 million, or 0.76% of total loans, at March 31, 2018, compared to $26.5 million, or 0.79% of total loans, at December 31, 2017.

Capital and Dividends
Total shareholders' equity was $413 million at March 31, 2018, down by $203 thousand from December 31, 2017, reflecting net income of $16.2 million, offset by $7.5 million in dividends declared and a $10.4 million reduction in the accumulated comprehensive income component of shareholders' equity resulting from a decline in the fair value of available for sale securities.

Capital levels at March 31, 2018 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.56% at March 31, 2018, compared to 12.45% at December 31, 2017. Book value per share amounted to $23.93 at March 31, 2018, compared to $23.99 at December 31, 2017.

The Board of Directors declared a quarterly dividend of 43 cents per share for the quarter ended March 31, 2018, a 10% increase from the preceding quarter. The dividend was paid on April 13, 2018 to shareholders of record on April 2, 2018.

Washington Trust
Page 5, April 20, 2018

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Monday, April 23, 2018 at 10:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13678566; the audio replay will be available through May 9, 2018. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through June 30, 2018.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Assets:
Cash and due from banks	$85,680	$79,853	$128,580	$117,608	$111,941
Short-term investments	2,322	3,070	2,600	2,324	2,039
Mortgage loans held for sale	19,269	26,943	28,484	32,784	25,414
Securities:
Available for sale, at fair value	787,842	780,954	714,355	749,486	754,720
Held to maturity, at amortized cost	11,973	12,541	13,241	13,942	14,721
Total securities	799,815	793,495	727,596	763,428	769,441
Federal Home Loan Bank stock, at cost	41,127	40,517	42,173	44,640	43,714
Loans:
Total loans	3,387,406	3,374,071	3,323,078	3,200,100	3,224,860
Less allowance for loan losses	25,864	26,488	27,308	26,662	26,446
Net loans	3,361,542	3,347,583	3,295,770	3,173,438	3,198,414
Premises and equipment, net	28,316	28,333	28,591	28,508	28,853
Investment in bank-owned life insurance	73,782	73,267	72,729	72,183	71,642
Goodwill	63,909	63,909	63,909	63,909	64,059
Identifiable intangible assets, net	8,893	9,140	9,388	9,642	9,898
Other assets	81,671	63,740	69,410	67,065	63,348
Total assets	$4,566,326	$4,529,850	$4,469,230	$4,375,529	$4,388,763
Liabilities:
Deposits:
Noninterest-bearing deposits	$601,478	$578,410	$575,866	$533,147	$534,792
Interest-bearing deposits	2,654,956	2,664,297	2,581,215	2,488,042	2,580,779
Total deposits	3,256,434	3,242,707	3,157,081	3,021,189	3,115,571
Federal Home Loan Bank advances	808,677	791,356	814,045	869,733	798,741
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	65,453	59,822	61,195	55,884	53,985
Total liabilities	4,153,245	4,116,566	4,055,002	3,969,487	3,990,978
Shareholders’ Equity:
Common stock	1,079	1,077	1,076	1,076	1,075
Paid-in capital	118,172	117,961	117,189	116,484	116,200
Retained earnings	326,505	317,756	312,334	306,151	299,555
Accumulated other comprehensive loss	(32,675)	(23,510)	(16,371)	(17,669)	(19,045)
Total shareholders’ equity	413,081	413,284	414,228	406,042	397,785
Total liabilities and shareholders’ equity	$4,566,326	$4,529,850	$4,469,230	$4,375,529	$4,388,763

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)

For the Three Months Ended	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Interest income:
Interest and fees on loans	$34,578	$33,459	$32,509	$31,642	$30,352
Taxable interest on securities	5,118	4,719	4,655	4,844	4,709
Nontaxable interest on securities	23	24	41	72	112
Dividends on Federal Home Loan Bank stock	516	481	467	439	387
Other interest income	205	217	197	156	104
Total interest and dividend income	40,440	38,900	37,869	37,153	35,664
Interest expense:
Deposits	4,422	4,136	3,835	3,591	3,502
Federal Home Loan Bank advances	3,983	3,708	3,816	3,509	3,344
Junior subordinated debentures	183	167	159	149	138
Other interest expense	—	—	—	—	1
Total interest expense	8,588	8,011	7,810	7,249	6,985
Net interest income	31,852	30,889	30,059	29,904	28,679
Provision for loan losses	—	200	1,300	700	400
Net interest income after provision for loan losses	31,852	30,689	28,759	29,204	28,279
Noninterest income:
Wealth management revenues	10,273	9,914	10,013	9,942	9,477
Mortgage banking revenues	2,838	3,097	3,036	2,919	2,340
Service charges on deposit accounts	863	946	942	901	883
Card interchange fees	847	904	894	902	802
Income from bank-owned life insurance	515	537	546	542	536
Loan related derivative income	141	470	1,452	1,144	148
Other income	266	342	400	456	324
Total noninterest income	15,743	16,210	17,283	16,806	14,510
Noninterest expense:
Salaries and employee benefits	17,772	17,194	17,362	17,418	16,917
Net occupancy	2,002	1,859	1,928	1,767	1,967
Outsourced services	1,873	1,960	1,793	1,710	1,457
Equipment	1,180	1,198	1,380	1,313	1,467
Legal, audit and professional fees	726	562	534	582	616
FDIC deposit insurance costs	404	389	308	469	481
Advertising and promotion	177	466	416	362	237
Amortization of intangibles	248	248	253	257	277
Change in fair value of contingent consideration	—	(333)	—	—	(310)
Other expenses	2,748	2,211	2,780	2,428	2,177
Total noninterest expense	27,130	25,754	26,754	26,306	25,286
Income before income taxes	20,465	21,145	19,288	19,704	17,503
Income tax expense	4,254	13,163	6,326	6,505	5,721
Net income	$16,211	$7,982	$12,962	$13,199	$11,782

Net income available to common shareholders	$16,173	$7,958	$12,934	$13,170	$11,755

Weighted average common shares outstanding:
Basic	17,234	17,223	17,212	17,206	17,186
Diluted	17,345	17,349	17,318	17,316	17,293
Earnings per common share:
Basic	$0.94	$0.46	$0.75	$0.77	$0.68
Diluted	$0.93	$0.46	$0.75	$0.76	$0.68

Cash dividends declared per share	$0.43	$0.39	$0.39	$0.38	$0.38

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Share and Equity Related Data:
Book value per share	$23.93	$23.99	$24.06	$23.59	$23.14
Tangible book value per share - Non-GAAP (1)	$19.71	$19.75	$19.81	$19.32	$18.83
Market value per share	$53.75	$53.25	$57.25	$51.55	$49.30
Shares issued and outstanding at end of period	17,262	17,227	17,214	17,210	17,193

Capital Ratios:
Tier 1 risk-based capital	11.78% (i)	11.65%	11.69%	11.92%	11.54%
Total risk-based capital	12.56% (i)	12.45%	12.53%	12.78%	12.38%
Tier 1 leverage ratio	8.84% (i)	8.79%	8.83%	8.78%	8.58%
Common equity tier 1	11.13% (i)	10.99%	11.02%	11.23%	10.86%
Equity to assets	9.05%	9.12%	9.27%	9.28%	9.06%
Tangible equity to tangible assets - Non-GAAP (1)	7.57%	7.63%	7.76%	7.73%	7.51%
(i) - estimated

For the Three Months Ended	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Performance Ratios (2):
Net interest margin (3)	3.03%	2.95%	2.93%	2.97%	2.87%
Return on average assets (net income divided by average assets)	1.45%	0.71%	1.17%	1.22%	1.09%
Return on average tangible assets - Non-GAAP (1)	1.48%	0.72%	1.19%	1.24%	1.11%
Return on average equity (net income available for common shareholders divided by average equity)	15.96%	7.56%	12.43%	13.07%	12.00%
Return on average tangible equity - Non-GAAP (1)	19.40%	9.17%	15.12%	15.99%	14.76%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Annualized based on the actual number of days in the period.

(3)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

For the Three Months Ended	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	9,955	9,686	9,791	9,401	9,247
Transaction-based revenues	318	228	222	541	230
Total wealth management revenues	$10,273	$9,914	$10,013	$9,942	$9,477

Assets Under Administration:
Balance at beginning of period	$6,714,637	$6,587,899	$6,403,501	$6,243,301	$6,063,293
Net investment appreciation (depreciation) & income	(32,024)	163,681	270,549	162,924	220,423
Net client asset flows	(338,893)	(36,943)	(86,151)	(2,724)	(40,415)
Balance at end of period	$6,343,720	$6,714,637	$6,587,899	$6,403,501	$6,243,301

Percentage of assets under administration that are managed assets	92%	93%	92%	93%	93%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$2,679	$2,987	$2,952	$2,784	$2,268
Residential mortgage servicing fee income, net	159	110	84	135	72
Total mortgage banking revenues	$2,838	$3,097	$3,036	$2,919	$2,340

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$67,840	$75,595	$90,378	$94,794	$57,907
Originations for sale to secondary market (1)	87,720	143,834	143,112	144,491	102,441
Total mortgage loan originations	$155,560	$219,429	$233,490	$239,285	$160,348

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$33,575	$39,769	$37,823	$29,199	$22,567
Sold with servicing rights released (1)	63,265	105,416	109,508	108,245	84,345
Total mortgage loans sold	$96,840	$145,185	$147,331	$137,444	$106,912

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Loans:
Commercial real estate (1)	$1,217,278	$1,210,495	$1,211,792	$1,121,273	$1,200,489
Commercial & industrial	603,830	612,334	588,324	577,116	562,010
Total commercial	1,821,108	1,822,829	1,800,116	1,698,389	1,762,499

Residential real estate (2)	1,249,890	1,227,248	1,195,537	1,168,105	1,131,210

Home equity	285,723	292,467	294,657	299,107	294,745
Other	30,685	31,527	32,768	34,499	36,406
Total consumer	316,408	323,994	327,425	333,606	331,151
Total loans	$3,387,406	$3,374,071	$3,323,078	$3,200,100	$3,224,860

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four- family residential properties.

	March 31, 2018		December 31, 2017
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$367,643	30.2%	$360,834	31.6%
Connecticut	460,338	37.8	309,013	27.0
Massachusetts	306,590	25.2	461,230	40.3
Subtotal	1,134,571	93.2	1,131,077	98.9
All other states	82,707	6.8	12,561	1.1
Total commercial real estate loans	$1,217,278	100.0%	$1,143,638	100.0%

Residential Real Estate Loans by Property Location:
Rhode Island	$340,727	27.3%	$343,340	28.0%
Connecticut	141,511	11.3	140,843	11.5
Massachusetts	751,175	60.1	726,712	59.2
Subtotal	1,233,413	98.7	1,210,895	98.7
All other states	16,477	1.3	16,353	1.3
Total residential real estate loans	$1,249,890	100.0%	$1,227,248	100.0%

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Deposits:
Non-interest bearing demand deposits	$601,478	$578,410	$575,866	$533,147	$534,792
Interest-bearing demand deposits	83,249	82,728	45,407	54,666	62,182
NOW accounts	470,112	466,605	448,128	448,617	454,344
Money market accounts	693,748	731,345	716,827	666,047	762,233
Savings accounts	376,608	368,524	367,912	364,002	362,281
Time deposits (in-market)	625,965	617,368	587,166	553,783	557,312
Wholesale brokered time deposits	405,274	397,727	415,775	400,927	382,427
Total deposits	$3,256,434	$3,242,707	$3,157,081	$3,021,189	$3,115,571

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Asset Quality Ratios:
Nonperforming assets to total assets	0.30%	0.34%	0.44%	0.49%	0.54%
Nonaccrual loans to total loans	0.31%	0.45%	0.56%	0.63%	0.69%
Total past due loans to total loans	0.57%	0.59%	0.49%	0.66%	0.65%
Allowance for loan losses to nonaccrual loans	245.83%	174.14%	147.52%	132.00%	119.52%
Allowance for loan losses to total loans	0.76%	0.79%	0.82%	0.83%	0.82%

Nonperforming Assets:
Commercial real estate	$—	$4,954	$5,887	$6,422	$7,809
Commercial & industrial	397	283	429	1,232	1,129
Total commercial	397	5,237	6,316	7,654	8,938
Residential real estate	9,340	9,414	11,699	11,815	12,253
Home equity	771	544	480	620	821
Other consumer	13	16	16	109	115
Total consumer	784	560	496	729	936
Total nonaccrual loans	10,521	15,211	18,511	20,198	22,127
Other real estate owned	3,206	131	1,038	1,342	1,410
Total nonperforming assets	$13,727	$15,342	$19,549	$21,540	$23,537

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$4,960	$5,887	$6,422	$7,806
Commercial & industrial	3,295	4,076	455	4,009	1,046
Total commercial	3,295	9,036	6,342	10,431	8,852
Residential real estate	11,806	7,855	7,802	8,857	10,533
Home equity	4,235	3,141	2,268	1,806	1,422
Other consumer	22	43	35	26	125
Total consumer	4,257	3,184	2,303	1,832	1,547
Total past due loans	$19,358	$20,075	$16,447	$21,120	$20,932

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$7,066	$11,788	$13,216	$14,490	$18,081

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

For the Three Months Ended	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Nonaccrual Loan Activity:
Balance at beginning of period	$15,211	$18,511	$20,198	$22,127	$22,058
Additions to nonaccrual status	1,210	462	1,969	1,946	2,138
Loans returned to accruing status	(344)	(1,316)	(1,411)	(778)	(547)
Loans charged-off	(690)	(1,047)	(694)	(642)	(79)
Loans transferred to other real estate owned	(3,074)	—	—	(98)	(478)
Payments, payoffs and other changes	(1,792)	(1,399)	(1,551)	(2,357)	(965)
Balance at end of period	$10,521	$15,211	$18,511	$20,198	$22,127

Allowance for Loan Losses:
Balance at beginning of period	$26,488	$27,308	$26,662	$26,446	$26,004
Provision charged to earnings	—	200	1,300	700	400
Charge-offs	(690)	(1,047)	(694)	(642)	(79)
Recoveries	66	27	40	158	121
Balance at end of period	$25,864	$26,488	$27,308	$26,662	$26,446

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$602	$932	$535	$318	$—
Commercial & industrial	(23)	43	114	115	(105)
Total commercial	579	975	649	433	(105)
Residential real estate	—	32	(1)	8	(4)
Home equity	28	(2)	(7)	12	43
Other consumer	17	15	13	31	24
Total consumer	45	13	6	43	67
Total	$624	$1,020	$654	$484	($42)

Net charge-offs to average loans (annualized)	0.07%	0.12%	0.08%	0.06%	(0.01%)

The following table presents average balance and interest rate information. Tax-exempt income is converted to a FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans. Certain previously reported amounts have been reclassified to conform to current year's presentation.

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Three Months Ended	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$53,138	$205	1.56	$62,040	$217	1.39	$56,195	$104	0.75
Mortgage loans held for sale	$24,424	$226	3.75	$29,525	$288	3.87	$24,424	$222	3.69
Taxable debt securities	804,518	5,118	2.58	756,322	4,719	2.48	755,955	4,709	2.53
Nontaxable debt securities	2,355	29	4.99	2,625	38	5.74	11,521	173	6.09
Total securities	806,873	5,147	2.59	758,947	4,757	2.49	767,476	4,882	2.58
FHLB stock	40,888	516	5.12	41,003	481	4.65	43,622	387	3.60
Commercial real estate	1,218,702	12,346	4.11	1,219,370	11,843	3.85	1,207,032	10,557	3.55
Commercial & industrial	608,784	6,823	4.55	598,790	6,897	4.57	573,801	6,157	4.35
Total commercial	1,827,486	$19,169	4.25	1,818,160	$18,740	4.09	1,780,833	$16,714	3.81
Residential real estate	1,228,379	11,929	3.94	1,196,844	11,439	3.79	1,128,044	10,646	3.83
Home equity	287,176	3,160	4.46	293,896	3,160	4.27	297,965	2,877	3.92
Other	30,706	370	4.89	32,549	396	4.83	37,089	446	4.88
Total consumer	317,882	3,530	4.50	326,445	3,556	4.32	335,054	3,323	4.02
Total loans	3,373,747	34,628	4.16	3,341,449	33,735	4.01	3,243,931	30,683	3.84
Total interest-earning assets	4,299,070	40,722	3.84	4,232,964	39,478	3.70	4,135,648	36,278	3.56
Noninterest-earning assets	230,638			240,376			229,823
Total assets	$4,529,708			$4,473,340			$4,365,471
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$80,502	$28	0.14	$64,344	$25	0.15	$56,782	$15	0.11
NOW accounts	449,298	54	0.05	448,677	42	0.04	420,622	50	0.05
Money market accounts	718,664	880	0.50	743,966	807	0.43	754,501	599	0.32
Savings accounts	368,012	57	0.06	371,236	63	0.07	357,894	51	0.06
Time deposits (in-market)	617,878	1,820	1.19	606,732	1,765	1.15	554,855	1,418	1.04
Wholesale brokered time deposits	409,243	1,583	1.57	376,709	1,434	1.51	397,274	1,369	1.40
Total interest-bearing deposits	2,643,597	4,422	0.68	2,611,664	4,136	0.63	2,541,928	3,502	0.56
FHLB advances	810,967	3,983	1.99	785,169	3,708	1.87	831,614	3,344	1.63
Junior subordinated debentures	22,681	183	3.27	22,681	167	2.92	22,681	138	2.47
Other	—	—	—	—	—	—	27	1	15.02
Total interest-bearing liabilities	3,477,245	8,588	1.00	3,419,514	8,011	0.93	3,396,250	6,985	0.83
Noninterest-bearing demand deposits	584,557			582,714			527,215
Other liabilities	56,951			53,544			44,889
Shareholders' equity	410,955			417,568			397,117
Total liabilities and shareholders' equity	$4,529,708			$4,473,340			$4,365,471
Net interest income (FTE)		$32,134			$31,467			$29,293
Interest rate spread			2.84			2.77			2.73
Net interest margin			3.03			2.95			2.87
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Commercial loans	$276	$564	$553
Nontaxable debt securities	6	14	61
Total	$282	$578	$614

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Tangible Book Value per Share:
Total shareholders' equity, as reported	$413,081	$413,284	$414,228	$406,042	$397,785
Less:
Goodwill	63,909	63,909	63,909	63,909	64,059
Identifiable intangible assets, net	8,893	9,140	9,388	9,642	9,898
Total tangible shareholders' equity	$340,279	$340,235	$340,931	$332,491	$323,828

Shares outstanding, as reported	17,262	17,227	17,214	17,210	17,193

Book value per share - GAAP	$23.93	$23.99	$24.06	$23.59	$23.14
Tangible book value per share - Non-GAAP	$19.71	$19.75	$19.81	$19.32	$18.83

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$340,279	$340,235	$340,931	$332,491	$323,828

Total assets, as reported	$4,566,326	$4,529,850	$4,469,230	$4,375,529	$4,388,763
Less:
Goodwill	63,909	63,909	63,909	63,909	64,059
Identifiable intangible assets, net	8,893	9,140	9,388	9,642	9,898
Total tangible assets	$4,493,524	$4,456,801	$4,395,933	$4,301,978	$4,314,806

Equity to assets - GAAP	9.05%	9.12%	9.27%	9.28%	9.06%
Tangible equity to tangible assets - Non-GAAP	7.57%	7.63%	7.76%	7.73%	7.51%

For the Three Months Ended	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Return on Average Tangible Assets:
Net income, as reported	$16,211	$7,982	$12,962	$13,199	$11,782

Total average assets, as reported	$4,529,708	$4,473,340	$4,401,536	$4,354,464	$4,365,471
Less average balances of:
Goodwill	63,909	63,909	63,909	64,058	64,059
Identifiable intangible assets, net	9,014	9,261	9,511	9,767	10,027
Total average tangible assets	$4,456,785	$4,400,170	$4,328,116	$4,280,639	$4,291,385

Return on average assets - GAAP	1.45%	0.71%	1.17%	1.22%	1.09%
Return on average tangible assets - Non-GAAP	1.48%	0.72%	1.19%	1.24%	1.11%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$16,173	$7,958	$12,934	$13,170	$11,755

Total average equity, as reported	$410,955	$417,568	$412,862	$404,238	$397,117
Less average balances of:
Goodwill	63,909	63,909	63,909	64,058	64,059
Identifiable intangible assets, net	9,014	9,261	9,511	9,767	10,027
Total average tangible equity	$338,032	$344,398	$339,442	$330,413	$323,031

Return on average equity - GAAP	15.96%	7.56%	12.43%	13.07%	12.00%
Return on average tangible equity - Non-GAAP	19.40%	9.17%	15.12%	15.99%	14.76%